   As filed with the Securities and Exchange Commission on February 23, 1998.
================================================================================
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ADAC LABORATORIES
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      -----------------------------------
                      (I.R.S. Employer Identification No.)


                                 540 Alder Drive
                           Milpitas, California 95035
                                 (408) 321-9100
               --------------------------------------------------
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                               KAREN L. MASTERSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ADAC LABORATORIES
                                 540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 321-9100
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

================================================================================

        Approximate date of commencement of proposed sale to the public:
        ---------------------------------------------------------------
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                         CALCULATION OF REGISTRATION FEE


Title of Each               Proposed         Proposed          Amount of
Class of                    Maximum          Maximum           Registration
Securities to  Amount to be Offering Price   Aggregate         Fee
be Registered  Registered   Per Share (1)    Offering Price(1)
-------------- ------------ ---------------- ----------------- ----------
Common Stock       139,131           $22.69     $3,156,882.39    $931.28


1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 19, 1998.


                                 139,131 SHARES

                                   [ADAC LOGO]
                               ADAC LABORATORIES

                                  COMMON STOCK
                                 ---------------

        This Prospectus relates to the public offering, which is not being underwritten, of up to 139,131 shares of Common Stock, no par value per share (the "Shares"), of ADAC Laboratories ("ADAC" or the "Company"), which may be offered from time to time by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

        All of the Shares offered hereby were originally issued by the Company in connection with the Company's acquisition of substantially all of the assets of Southern Cats, Inc., Specialized Medical X-Ray, Inc., and J&J Medical Imaging Systems, Inc. (the "Companies") In the acquisitions, the Shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act. The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization dated as of October 16, 1997 by and among ADAC, the Companies and the shareholders thereof.

         The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale are unknown and may vary from transaction to transaction.

        The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ADAC". On February 19, 1998, the closing price for the Common Stock was $22 15/16.

                              ---------------

        See "Risk Factors" for a discussion of certain information that should be considered in connection with an investment in the Common Stock offered hereby.

                              ---------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ---------------

        The Company has agreed to pay certain expenses in connection with the offering of the Shares, estimated at approximately $6,000. The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        No person is authorized in connection with the offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the Shares, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation cannot lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              ---------------

        The date of this Prospectus is March   , 1998.

                         AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional
Offices of the Commission at Seven World Trade Center, Suite 1300,
New York, New York, 10048 and Northwest Atrium Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:\\www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed with the Commission by the Company are incorporated in the Prospectus by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1997.

        (b) The Company's Quarterly Report on From 10-Q for the quarter ended December 28, 1997.

        (c) The Company's Proxy Statement for its Annual Meeting of Shareholders to be held on March 5, 1998.

        (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        Furthermore, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated into this Prospectus to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents described above, other than exhibits to such documents which are not specifically incorporated by reference herein. Requests should be directed to Investor Relations at the principal executive offices of the Company, 540 Alder Drive, Milpitas, California, 95035, telephone (408) 321-9100.

                              THE COMPANY

        ADAC Laboratories ("ADAC" or "the Company") designs, develops, manufactures, sells and services medical imaging and health care information systems used in hospitals and clinics worldwide.
The Company conducts its business through two primary business units, Medical Systems and Healthcare Information Systems ("HCIS"). The Company's Medical Systems products include nuclear medicine systems used primarily in cardiology and oncology and radiation therapy planning systems for oncology, as well as refurbished ADAC and third-party nuclear medicine systems. The Company's HCIS products include laboratory, radiology, and cardiology information systems. In October 1996, the United States Department of Commerce awarded ADAC a Malcolm Baldrige National Quality Award in the large manufacturing category in recognition of its performance management system and its achievements in quality and business performance. ADAC is the first healthcare manufacturer ever to receive this award. ADAC was incorporated in California on October 14, 1970. Its principal offices are located at 540 Alder Drive, Milpitas, California, 95035. Its telephone number at that location is (408) 321-9100.

                              RISK FACTORS

        The Shares offered hereby involve certain risks. The business considerations and other information contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1997 are incorporated by reference herein. See "Incorporation of Certain Documents by Reference." Such business considerations and other information should be carefully considered before purchasing the Shares.

                            USE OF PROCEEDS

        All proceeds will be for the account of Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution." The
Company will not receive any of the proceeds from the sale of the Shares.

                              SELLING SHAREHOLDERS

      The following table sets forth as of February 20, 1998 with respect to each Selling Shareholder (1) the number of Shares of Common Stock beneficially owned by each Selling Shareholder and (ii) the number of Shares of Common Stock to be owned after the offering (assuming all Shares are sold in this offering). Except as indicated, none of the Selling Shareholders has held any position or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of ownership of the Commpany's Common Stock.

                     NUMBER OF SHARES    NUMBER OF      NUMBER OF SHARES
NAME OF SELLING       OWNED PRIOR TO       SHARES       TO BE OWNED AFTER
SHAREHOLDER              OFFERING      OFFERED HEREBY       OFFERING
-------------------- ----------------- --------------- -------------------
Southern Cats, Inc.           113,366         113,366
Specialized Medical                                                  --
  X-Ray, Inc.                   5,153           5,153                --
J&J Medical Imaging,                                                 --
 Inc.                          20,612          20,612                --
                     ----------------- --------------- -------------------
     Total                    139,131         139,131                --
                     ================= =============== ===================

                              PLAN OF DISTRIBUTION

        The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold through one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Company's Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay certain expenses incident to the offering and sale of the Shares to the public, except for any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

        In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        The Company has agreed with certain of the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective for up to one year following October 29, 1997, the closing date of the acquisition of the Companies (which period may be shortened or extended under certain circumstances).
The Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such one year period; however, it is anticipated that at such time certain of the unsold Shares may be freely tradable subject to compliance with Rule 144 of the Securities Act.

                              LEGAL MATTERS

        Certain legal matters in respect of the Shares offered hereby will be passed upon for the Company by Karen L. Masterson, Vice
President and General Counsel of ADAC, 540 Alder Drive, Milpitas, CA
95035.

                                EXPERTS

        The consolidated financial statements and related financial statement schedules of ADAC Laboratories and Subsidiaries, included in the Report on Form 10-K of the Company for the fiscal year ended September 28, 1997 referred to above, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated November 4, 1997, and are incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows all expenses of the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions:

    SEC REGISTRATION FEE  .............................   $931.00
    NASDAQ NATIONAL MARKET LISTING FEE ................  2,783.00
    ACCOUNTING FEES AND EXPENSES ......................  2,000.00
    MISCELLANEOUS EXPENSES ............................    286.00
                                                       -----------
             TOTAL .................................... $6,000.00
                                                       ===========

         All amounts listed above, except for the registration and listing fees, are estimates.

15.     Indemnification of Directors and Officers

        Section 317 of the California General Corporation Law permits indemnification of directors, officers and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VII of the Registrant's Articles of Incorpo-ration authorizes the Registrant to indemnify its officers and directors in accordance with the General Corporation Law. Pursuant to Article VI of the Company's Bylaws and the terms of indemnification agreements between the Company and each of its directors and executive officers, the Company has agreed to indemnify and advance expenses to its agents and to such directors and executive officers, respectively, to the fullest extent permitted by law. Indemnification also may be granted pursuant to bylaw provisions that may be adopted in the future, or pursuant to a vote of shareholders or directors.

16.     Exhibits

        (a)     Exhibits:


2.1                     Agreement and Plan of Reorganization
                        dated as of October 16, 1997 by and among ADAC, the Companies and the shareholders thereof

5.1                     Opinion of General Counsel of ADAC

23.1                    Consent of Coopers & Lybrand L.L.P.

23.2                    Consent of General Counsel of ADAC
                        (included in Exhibit 5.1 hereto)

24.1 Power of Attorney (included on page II-3 of this Registration Statement)

17.      UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing pro-visions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California on the date set forth below.


Date:  February 20, 1998                ADAC LABORATORIES
        (Registrant)


                                        BY:/s/ R. Andrew Eckert
                                                R. Andrew Eckert,
                                              Chief Executive Officer
                                               (Principal Executive Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Andrew Eckert and
P. Andre Simone and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                    Capacities                  Date
-------------------------- ------------------------------- -----------------
/s/ David L. Lowe          Chairman of the Board           February 20, 1998
-------------------------  of Directors
David L. Lowe


/s/ R. Andrew Eckert       Chief Executive Officer         February 20, 1998
-------------------------  and Director
R. Andrew Eckert           (Principal Executive Officer)


/s/ P. Andre Simone        Chief Financial Officer         February 20, 1998
-------------------------  (Principal Financial and
P. Andre Simone            Accounting Officer)


/s/ Stanley D. Czerwinski  Director                        February 20, 1998
-------------------------
Stanley D. Czerwinski


/s/ Graham O. King         Director                        February 20, 1998
-------------------------
Graham O. King


/s/ F. David Rollo         Director                        February 20, 1998
-------------------------
F. David Rollo


/s/ Edmund H. Shea,  Jr.   Director                        February 20, 1998
-------------------------
Edmund H. Shea, Jr.


                                EXHIBIT INDEX



                EXHIBIT NAME                                    PAGE NO.


2.1 Agreement and Plan of Reorganization dated as of October 16, 1997 by and among ADAC, the Companies and the shareholders thereof


5.1     Opinion of General Counsel of ADAC


23.1    Consent of Coopers & Lybrand L.L.P.


23.2 Consent of General Counsel of ADAC (included in Exhibit 5.1 hereto)


24.1 Power of Attorney (included on page II-3 of this Registration Statement)